UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 1, 2014

CONNECTONE BANCORP, INC.

(Exact name of Company as specified in its charter)

New Jersey	001-35812	26-1998619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code  (201) 816-8900

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations.

ConnectOne Bancorp, Inc. (the “Company”) intends to hold its 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) on Wednesday, June 24, 2014. Since the date of the 2014 Annual Meeting is more than 30 days after the date of the Company’s 2013 Annual Meeting of Shareholders, in accordance with Securities and Commission regulations, the Company is reporting a new deadline for the submission of shareholder proposals for the 2014 Annual Meeting.

Shareholders who intend to present a proposal regarding a director nomination or other matter of business at the 2014 Annual Meeting, and who wish to have those proposals included in the Company’s proxy statement for the 2014 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must ensure that those proposals, including any notice on Schedule 14N, are received by the Corporate Secretary at the Company’s executive offices in Englewood Cliffs, New Jersey on or before the close of business on May 9, 2014. Any such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy statement for the 2014 Annual Meeting.

Shareholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2014 Annual Meeting, and who do not intend to have those proposals included in the Company’s proxy statement and form of proxy relating to the 2014 Annual Meeting pursuant to Securities and Exchange Commission regulations, must ensure that notice of any such proposal (including certain additional information specified in the Company’s Bylaws) is received by the Corporate Secretary at the Company’s executive offices on or before the close of business on May 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: May 1, 2014	By: /s/ William S. Burns__________
WILLIAM S. BURNS
Executive Vice President and
Chief Financial Officer